TABLE OF CONTENTS


ARTICLE I INCORPORATION OF RECITALS.........................................1


ARTICLE II DEFINITIONS......................................................2


ARTICLE III THE MERGER......................................................4


         3.1      The Merger................................................4


         3.2      Articles of Merger........................................4


         3.3      Articles of Incorporation and Bylaws......................4


         3.4      Officers and Directors....................................4


         3.5      Class of Stock............................................5


         3.6      Conversion of Shares......................................5


         3.7      Stock Restricted..........................................6


         3.8      No Representation of Value................................6


         3.9      Piggyback Registration Rights.............................6


         3.10     Employment Contracts......................................7


         3.11     Closing...................................................7


         3.12     Actions Taken Prior to Closing............................7


         3.13     Deliveries at Closing by the Company......................7


         3.14     Deliveries at Closing by Cobra............................9


ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................10


         4.1      Organization, Qualification...............................10


         4.2      Capitalization of the Company.............................11


         4.3      Consents and Approvals....................................11


         4.4      Non-Contravention.........................................11


         4.5      Environmental Matters.....................................11


         4.6      Inventory.................................................12


         4.7      Accounts Receivable.......................................12


         4.8      Licenses and Permits......................................12


         4.9      Compliance with Laws......................................13


         4.10     Financial Statements......................................13


         4.11     Litigation................................................13


         4.12     Absence of Changes........................................13


         4.13     No Undisclosed Liabilities................................14


         4.14     Title to Properties.......................................14


         4.15     Leases....................................................15


         4.16     Intellectual Property.....................................15


         4.17     Material Contracts........................................15


         4.18     Maintenance of Tangible Assets............................16


         4.19     Insurance.................................................16


         4.20     Labor Matters.............................................16


         4.21     Employee Benefit Plans....................................16


         4.22     Tax Matters...............................................17


         4.23     Finders...................................................17


         4.24     Insider Interests.........................................18


         4.25     No Interest in Competitors, Etc...........................18


         4.26     Purchase and Sale Obligations.............................18


         4.27     Books and Records.........................................18


         4.28     Bank and Safe Deposit Arrangements........................18


         4.29     Insider Transactions......................................18


ARTICLE V REPRESENTATIONS AND WARRANTIES OF COBRA AND MERGER SUB............18


         5.1      Organization, Qualification...............................18


         5.2      Capitalization of the Cobra...............................19


         5.3      Consents and Approvals....................................19


         5.4      Non-Contravention.........................................19


         5.5      Corporate Authority and Resolutions.......................19


         5.6      Validity of Shares of Cobra to be issued..................20


         5.7      Financial Statements......................................20


         5.8      Authorization of Transactions; Securities Compliance......20


         5.9      No Registration Rights....................................20


         5.10     Brokers/Commissions.......................................20


         5.11     Binding Agreement.........................................20


         5.12     No Violation..............................................21


         5.13     Litigation................................................21


         5.14     No Undisclosed Liabilities................................21


         5.15     Intellectual Property.....................................21


         5.16     Compliance with Applicable Laws...........................21


         5.17     Absence of Certain Changes................................22


         5.18     Continuity of Business Enterprise.........................22


ARTICLE VI INVESTMENT REPRESENTATIONS.......................................22


         6.1      Opportunity to Examine....................................22


         6.2      No Representations as to Profit or Loss...................22


         6.3      Cobra Shares not Registered...............................22


         6.4      Investment Intent.........................................22


         6.5      Reliance on Representations...............................23


ARTICLE VII ADDITIONAL AGREEMENTS...........................................23


         7.1      Conduct of Business by Company and Cobra..................23


         7.2      Negotiations with Others..................................23


         7.3      Investigation of Business and Properties by Cobra.........23


         7.4      Confidentiality...........................................24


         7.5      Efforts to Consummate.....................................24


         7.6      Further Assurances........................................24


         7.7      Expenses..................................................25


ARTICLE VIII CONDITIONS PRECEDENT TO OBLIGATIONS OF COBRA AND MERGER SUB....25


         8.1      Accuracy of Representations and Warranties................25


         8.2      Absence of Default........................................25


         8.3      Absence of Material Damage to or Expropriation of
                  Property..................................................25


         8.4      Absence of Liens..........................................25


         8.5      Actions, Proceedings, Etc.................................25


         8.6      Legal Opinion.............................................25


         8.7      Satisfaction with Respect to Financial Condition and
                  Performance...............................................25


         8.8      Continuity of Business Relationships......................26


ARTICLE IX CONDITIONS PRECEDENT TO OBLIGATIONS OF COMPANY SHAREHOLDERS......26


         9.1      Accuracy of Representations and Warranties................26


         9.2      Absence of Default........................................26


         9.3      Absence of Material Damage to or Expropriation of
                  Property..................................................26


         9.4      Absence of Liens..........................................26


         9.5      Actions, Proceedings, Etc.................................26


         9.6      Legal Opinion.............................................27


         9.7      Satisfaction with Respect to Financial Condition and
                  Performance...............................................27


         9.8      Continuity of Business Relationships......................27


ARTICLE X INDEMNIFICATION...................................................27


         10.1     Cobra's Right to Indemnification..........................27


         10.2     Company Shareholders'Right to Indemnification.............27


         10.3     Limitation on Indemnification.............................27


         10.4     Procedure.................................................27


         10.5     Limitations on Indemnification Rights.....................28


ARTICLE XI GENERAL PROVISIONS...............................................29


         11.1     Expenses..................................................29


         11.2     Notices...................................................29


         11.3     Certain Breaches..........................................30


         11.4     Prior Negotiations........................................30


         11.5     Entire Agreement; Amendment...............................30


         11.6     Exhibits/Schedules........................................30


         11.7     Severability..............................................30


         11.8     Survival of Representations and Warranties................30


         11.9     Waiver....................................................30


         11.10    Number and Gender.........................................30


         11.11    Headings and Cross-References.............................31


         11.12    Choice of Laws............................................31


         11.13    Arbitration...............................................31


         11.14    Successors................................................31


         11.15    Third Parties.............................................31


         11.16    No Inferences.............................................31


         11.17    Counterparts..............................................31

                             PLAN OF REORGANIZATION

                             AND AGREEMENT OF MERGER

                                    RECITALS

         PLAN OF REORGANIZATION AND AGREEMENT OF MERGER ("Agreement"), dated as of July __, 1999, by and between Computer Marketplace, Inc. a corporation of the State of Massachusetts, with offices at 885 Main Street, Tewksbury, MA 01876 (hereinafter the Company), David Burke, Sr. ("David"), Betty Des Meules, Lenice Thomas and Emmanuel Spampinato (hereinafter sometimes referred to collectively as the "Company Shareholders"), Cobra Technologies, Inc., a corporation of the State of Nevada, with offices located at 7251 West Palmetto Park Road, Suite
208, Boca Raton, FL 33433 (hereinafter "Cobra"), and CMI Acquisition Corp. (hereinafter the "Merger Sub").

         WHEREAS, the Company Shareholders are the owners of nine thousand two hundred fifty (9,250) shares of common stock, comprising 4,500 shares of Class A Voting Common Stock and 4,750 Shares of Class B Non-Voting Common stock, and representing one hundred percent(100%) of the issued and outstanding capital stock of the Company (hereinafter the "Shares"); and

         WHEREAS, the Boards of Directors of Cobra, the Merger Sub and the Company have approved the merger of the Company with Merger Sub, pursuant to which all of the Shares will be converted into common stock of Cobra and the Company will merge with and into the Merger Sub, with the Merger Sub being the surviving corporation; and

         WHEREAS, the Boards of Directors of Cobra, the Merger Sub and the Company have also approved the mergers, in accordance with the applicable provisions of the statutes of the State of Nevada and the Commonwealth of Massachusetts, which permit such mergers; and

         WHEREAS, it is the intention of the parties that the merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (hereinafter the Code)and as a forward triangular merger under Code Sections 368(a)(1)(A) and 368(a)(2)(D) and that this Agreement shall constitute a "plan of reorganization" for the purposes of
Section 368 of the Code; and

         WHEREAS, each of the parties to the Agreement desires to make certain representations, warranties, and agreements in connection with the transaction between the parties and to prescribe various conditions thereto.

ARTICLE I

                            INCORPORATION OF RECITALS

         All of the recitals set forth above are incorporated herein by reference.

ARTICLE II

                                   DEFINITIONS

         The following terms, as used herein, have the following meanings:

         "Affiliate" of a Person means a Person, who directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such people.

         "Agreement" has the meaning set forth in the introductory paragraph.

         "Audited Financial Statements" has the meaning set forth in Section
          4.10.

         "Closing" has the meaning set forth in Section 3.10.

         "Closing Date" has the meaning set forth in Section 3.10.

         "Cobra Stock" means the voting common stock of Cobra.

         "Effective Time" means the time indicated herein when the merger pursuant to hereto shall be effective for corporate law purposes.

         "Environmental Permits" means federal, state and local governmental liens, permits and other authorizations and approvals, whether foreign or domestic, which relate to the business of a Person as it may be affected by the environment or to public health and safety or worker health and safety as they may be affected by the environment.

         "ERISA" means the Employment Retirement Income Security Act of 1974, as amended.

         "Evaluation Material" has the meaning set forth in Section 7.4.

         "First Anniversary Date" shall have the meanings set forth in Section
          3.6(a)(2).

         "Handling Hazardous Substances" has the meaning set forth in Section
          4.5.

         "Hazardous Emissions" has the meaning set forth in Section 4.5.

         "Internal Revenue Code" or Code means the Internal Revenue Code of 1986, as amended.

         "Intellectual Property" has the meaning set forth in Section 4.16.

         "Inventory" has the meaning set forth in Section 4.6.

         "Leases" and "Lease" have the meanings set forth in Section 4.15.

         "Licenses and Permits" has the meaning set forth in Section 4.8.

         "Material Contract" means each contract, agreement or commitment of a Person other than Leases:

                  (a) upon which any substantial part of such Person's business is dependent or which, if breached, could reasonably be expected to affect, materially and adversely, the earnings, assets, financial condition or operations of the business of such Person; or

                  (b) which provides for aggregate future payments of more than $10,000, except for purchase orders or sale orders arising in the ordinary and usual course of business, in which case they are listed only if any party thereto is obligated to make payments pursuant thereto aggregating more than $20,000; or

                  (c) which extends for more than one year from the date hereof and is not cancelable by either party on 30 days' notice; or

                  (d) which provides for the sale, after the date hereof and other than in the ordinary course of business, of any of its assets and except for the sale or disposal of assets which have been replaced or become obsolete; or

                  (e) which relates to the employment, retirement or termination of the services of any officer or former officer; or

                  (f) which contains covenants pursuant to which any other Person has agreed not to compete with any business conducted by such Person or not to disclose to others information concerning such Person.

         Collectively, each material Contract of such Person is referred to as "Material Contracts."

         "Merger" has the meaning set forth in Section 3.1.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Pension   Plans"  means  all  employee   benefit  plans  and  programs
including, without limitation, all retirement, savings and other pension plans.

         "Permitted Exceptions" has the meaning set forth in Section 4.14.

         "Person"  means  an  individual,  a  corporation,  a  partnership,   an
association,  a  trust  or  any  other  entity  or  organization,   including  a
governmental or political subdivision or an agency or instrumentality thereof.

         "Real Property" means all of the real property, together with the fixtures and other improvements located thereon and the appurtenances thereto, owned by a Person.

         "Second Anniversary Date" has the meaning set forth in
Section 3.6(a)(2).

         "Securities Act" means the Securities Act of 1933, as amended.

         "Shares" means the issued and outstanding capital stock of the Company, comprised of 4,500 Class A voting stock and 4,750 Class B Non-Voting stock.

         "Surviving Corporation" shall have the meaning set forth in Section 3.1

         "Tax" or "Taxes" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Internal Revenue Code section 59A), customs duties, capital stock, franchise profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "Welfare Plans" means all health, severance, insurance, disability and other employee welfare plans.

ARTICLE III

                                   THE MERGER

3.1 THE MERGER. Subject to the terms and conditions of this Agreement, at the Closing provided for in this Agreement, on the Closing Date and at the Effective Time, the Company shall be merged into the Merger Sub and the separate existence of the Company shall thereupon cease, in accordance with the applicable provisions of the General Corporation Law of the State of Nevada and the General Corporation Law of the Commonwealth of Massachusetts. Said merger is referred to herein as the "Merger." The Merger Sub will be the surviving corporation in the Merger and will be governed by the laws of the Commonwealth of Massachusetts. The separate corporate existence of the Merger Sub with all its rights, privileges, powers and franchises shall continue unaffected by the Merger. The Merger shall have the effects specified by the corporate laws of the Commonwealth OF MASSACHUSETTS and the Commonwealth of Massachusetts. From and after the Effective Time, the Merger Sub is sometimes referred to herein as the "Surviving Corporation".

3.2 ARTICLES OF MERGER. On or before the Closing Date, the parties hereto shall cause Articles of Merger (the "Articles of Merger"), meeting the requirements of the corporate laws of the State of Nevada and the Commonwealth of Massachusetts to be properly executed and filed. The Merger shall be effective, for corporate law purposes, at the Effective Time.

3.3 ARTICLES OF INCORPORATION AND BYLAWS. The Articles of Incorporation of the Merger Sub shall continue to be in effect after the merger and shall be the Articles of Incorporation of the Surviving Corporation. The Bylaws of the Merger Sub in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation.

3.4 OFFICERS AND DIRECTORS. The officers and directors of the Merger Sub immediately prior to the Effective Time shall be the officers and directors of the Surviving Corporation and will hold office until their successors are duly elected and qualify in the manner provided in the Articles of Incorporation or as otherwise provided by law, or until their earlier death, resignation or removal.

3.5 CLASS OF STOCK. Cobra and the Merger Sub each represent that they presently each have only one class of common stock outstanding. The Company represents that it presently has only two classes of common stock outstanding, Class A voting common stock and Class B non-voting common stock.

3.6 CONVERSION OF SHARES. The manner of converting the shares of the capital stock of the Company shall by virtue of the Merger and without any action on the part of the holders thereof, be as follows:

a. Subject to the terms hereof, the Shares outstanding immediately prior to the Effective Time (the "Converted Shares"), shall be converted into one million (1,000,000) shares of Cobra common stock and two million five hundred thousand ($2,500,000) dollars in cash. For purposes of this Agreement, the quantity of Cobra common stock to be given to the Company Shareholders has been determined based on an average bid price of Cobra common stock of $2.50 per share, for a total estimated minimum value of $2,500,000.

1. As set forth in Schedule 3.6a, the 1,000,000 shares shall all be transferred to David Burke, Sr. at the Closing; the $2,500,000 of cash shall be paid in three installments as follows: (i) one million five hundred thousand dollars ($1,500,000) shall be paid at the Closing in the manner set forth in Schedule 3.6a., (ii) five hundred thousand dollars ($500,000) shall be due and payable on the first anniversary of the Closing (the "First Anniversary Date") and (iii) five hundred thousand dollars ($500,000) shall be due and payable on the second anniversary of the Closing (the "Second Anniversary Date"). The obligation to pay these two installments shall be evidenced by a promissory note (the "Note") in favor of David Burke, Sr., in form and substance attached hereto in Schedule 3.6b, in the original face amount of one million dollars ($1,000,000). The dates of payment are subject to acceleration upon default by Cobra as set forth in the Note. The Note shall bear simple interest at the rate of six percent (6%) per annum, payable quarterly in arrears on the first day of each calendar quarter.

2. If at either the First Anniversary Date or the Second Anniversary Date, or both, the Cobra stock is being publicly traded and either: (i) the average bid price for the Cobra stock on the open market for the past ninety (90) days shall have been less THAN $2.50 PER SHARE, OR (II) the bid price is less than $2.50 per share on such anniversary date, then on demand Cobra will deliver to David a number of shares of Cobra common stock having a fair market value (based on the bid price on the applicable anniversary date) equal to the difference between the lower of such 90 day average bid price or the bid price on the anniversary date and $2.50 per share. If the Cobra stock is not being publicly traded on the applicable anniversary date and the average price of the last three (3) bona fide sales of Cobra Stock has been at less than $2.50 per share, Cobra will deliver to David shares of Cobra common stock with a fair market value equal to the difference between such average sale price and $2.50 per share. This additional consideration will be made solely in additional shares of Cobra common stock. Even if the average bid price or average sale price described above is equal to or greater than $2.50 per share, no cash or other property will be due from David or from any of the other Company Shareholders to Cobra.

b. All of the Converted Shares, by virtue of the Merger and upon surrender at the Closing, shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and the holders thereof shall cease to have any rights with respect to the Converted Shares.

c. Each share of the Company's common stock, if any, held in the treasury of the Company on the Closing Date shall be canceled and retired and shall cease to exist, and no consideration shall be paid with respect thereto.

3.7 STOCK RESTRICTED. All Cobra stock issued to David in conjunction with the Merger shall be "restricted" shares within the meaning of Securities and
Exchange Commission Rule 144 promulgated under the Securities Act and accordingly the certificate or certificates representing the Cobra shares shall bear a restrictive legend in accordance with the requirements of Rule 144.

3.8 NO REPRESENTATION OF VALUE. Except for the provisions regarding the future value of Cobra shares on the First Anniversary Date and Second Anniversary Date, as set forth in Section 3.6(a)(2), David confirms that neither Cobra, nor any officer, director, or shareholder of Cobra, nor any agent of, or professional employed by Cobra, has made any representation as to the present or future value or price of the Cobra shares, or any other securities of Cobra. Nor has Cobra or any other such person made any representation with respect to the ability of David to sell all or any part of the Cobra shares at their current market price or at any other price. Further, the parties hereby confirm their understanding that the future bid or asking price of Cobra's common stock, may not bear any relationship to the net tangible book value of Cobra's common stock and, further, may be unrelated to any other generally accepted method of valuation of the Cobra stock.

3.9 PIGGYBACK REGISTRATION RIGHTS. Cobra shall advise David by written notice at least twenty (20) days prior to the filing of any registration statement under the Securities Act, or any successor thereto, with respect to the Cobra common stock. Cobra will, upon written request of David within such twenty day notice period, include among the securities covered by such registration, a percentage of the Cobra shares owned by David equal to the percentage obtained by dividing the number of shares of common stock that are offered by the Principal Shareholders of Cobra by the total number of shares of common stock of Cobra owned by such Principal Shareholders at the time of registration. Cobra will include in any such registration statement such information as may be required to permit a public offering of the Cobra shares owned by David on the same terms of such registration statement as are applicable to the Principal Shareholders of Cobra. Cobra shall supply prospectuses and use its best efforts to qualify the Cobra shares registered pursuant to any such registration statement for sale in those states where Cobra is qualifying the securities covered in such registration. David shall furnish information reasonably required by Cobra to register the Cobra shares pursuant to this Section 3.8. The cost of such registration shall be borne by Cobra. "Principal Shareholders" shall mean the five (5) shareholders of Cobra holding the highest number of shares of capital stock of Cobra, as determined on a fully diluted basis.

3.10 EMPLOYMENT CONTRACTS. As of the Closing Date, Cobra shall enter into employment contracts (the "Employment Contracts" with the following six (6) employees (the "Key Employees") of the Company: 1) David Burke, Sr.; 2) David Burke, Jr.; 3) Joseph Spampinato; 4) Emmanuel Spampinato; 5) Edward Trainor and
6) William Lavoie. The Employment Contracts shall be for an initial term of three (3) years each with an initial base salary as agreed between Cobra and each of the Key Employees and shall automatically renew for one additional year at the expiration of the three year term and shall contain other terms acceptable to the Key Employees. Each Employment Contract shall also provide that each Employee shall receive all of the employee benefits available to other employees of Cobra (including, but not limited to, medical insurance, dental insurance and life insurance).

3.11 CLOSING. The closing of the Merger contemplated herein (the "Closing") shall take place at the offices of Sherburne, Powers, Holland & Knight, on or about July __, 1999 (the "Closing Date") or at another time or location mutually agreeable to the parties.

3.12 ACTIONS TAKEN PRIOR TO CLOSING. Prior to closing, both parties shall take all necessary actions to approve this transaction, including any required meeting of the directors of Cobra, the Company and the Merger Sub.

3.13     DELIVERIES AT CLOSING BY THE COMPANY.

a. At Closing, the Company and the Company Shareholders shall deliver to the representatives of Cobra (i) certificates representing the Shares, with stock powers endorsed in favor of Cobra, and with all necessary transfer stamps attached, if any; (ii) the stock books, stock ledgers, minute books and seals of the Company; (iii) unanimous consents to action or a current corporate certificate of good standing for the Company issued by the Massachusetts Secretary of State; (iii) minutes of the meeting of shareholders or directors approving of this transaction or proof that such consent or meeting was not required and (iv) all other items required to be delivered by the Company to Cobra at or prior to Closing under this Agreement, including, without limitation, a legal opinion reasonably satisfactory to Cobra to the effect that:

1. The Company is duly incorporated and a validly existing corporation in good standing under the laws of the Commonwealth of Massachusetts, and is duly qualified to carry on its business and is in good standing in any state in which it does business, except in those jurisdictions where the failure to be duly qualified and in good standing would not have a material adverse effect on the Company or the business conducted by it;

2. The Company has the requisite power and authority to execute and deliver, and has taken all necessary corporate action to authorize the execution and delivery of, this Agreement and the other documents and the transactions contemplated herein. The Company Shareholders who execute this Agreement have all requisite power and authority to enter into this Agreement

3. The execution and delivery by the Company and the Company Shareholders of this Agreement, the performance by the Company of its obligations hereunder, and the consummation of the transactions contemplated herein will not result in the breach of or violate any term or provision of: the Articles of Incorporation or Bylaws of the Company; to counsel's knowledge based solely upon certificates of Company officers, any contract, agreement, law, rule, regulation, judgment, order, decree or award to which the Company is subject, other than such breaches or violations that would not have a material adverse effect on the Company or its business.

4. According to the corporate record books of the Company when in counsel's possession and affidavits of the Company Shareholders, the Shares of the Company have been duly issued to the Company Shareholders and are fully paid and non-assessable.

5. The Agreement has been duly executed and delivered by the Company and the Company Shareholders; and the Agreement and all documents delivered pursuant to the terms hereof are valid and binding on the Company and the Company Shareholders and are enforceable in accordance with their respective terms, subject to any applicable bankruptcy, fraudulent conveyance, insolvency, reorganization or other laws of general application affecting the enforcement of creditors' rights generally and general principles of equity.

6. No consent of any party other than the parties hereto, and no consent, license, approval or authorization of, or registration or declaration with, any governmental bureau or agency is required in connection with the execution, delivery, performance, validity and enforceability of this Agreement.

7. According to the corporate record books of the Company when in counsel's possession and affidavits of the Company Shareholders, the Company Shareholders' transfer of the Shares to Cobra shall vest in Cobra good and valid title to the Shares, free and clear of any lien, encumbrance, or adverse claim of which counsel has knowledge.

8. Such other matters as are reasonable and customary in connection with transactions of this kind.

3.14     DELIVERIES AT CLOSING BY COBRA.

a. At closing, Cobra shall deliver to the Company Shareholders, (i) certificates representing Cobra stock issued to the Company Shareholders in the quantities set forth in Schedule 3.13(a), (ii) cash in the amounts set forth in schedule 3.13(a) and (iii) the Notes in the amounts set forth in Schedule 3.13 (a).

b. At Closing, Cobra shall deliver to the Company; (i) a current certificate of good standing for each of Cobra and Merger Sub issued by the Nevada Secretary of State and the Massachusetts Secretary of State, respectively; (ii) unanimous consent to action or minutes of the meeting of each of the Boards of Cobra Directors and Merger Sub Directors approving of this transaction or proof that such consent or meeting was not required and (iii) all other items required to be delivered by Cobra and Merger Sub to the Company at or prior to Closing under this Agreement, including, without limitation, a legal opinion reasonably satisfactory to the Company to the effect that:

1. Cobra and Merger Sub are duly incorporated and are validly existing corporations in good standing under the laws of the State of Nevada and Massachusetts, respectively, and are duly qualified to carry on its business and are in good standing in any states in which they do business;

2. Cobra and Merger Sub have the requisite power and authority to execute and deliver, and have taken all necessary corporate action to authorize the execution and delivery of, this Agreement and the other documents and the transactions contemplated herein. The representatives of Cobra and Merger Sub who execute this Agreement have all requisite power, authority and capacity to enter into this Agreement on behalf of Cobra and Merger Sub and the ability to cause Cobra and Merger Sub to fulfill their obligations hereunder.

3. The execution and delivery by Cobra and Merger Sub of this Agreement, the performance by Cobra and Merger Sub of their obligations hereunder, and the consummation of the transactions contemplated herein will not result in the breach of or violate any term or provision of the Articles of Incorporation or Bylaws of Cobra or Merger Sub, or any contract, agreement, law, rule, regulation, judgment, order, decree or award to which Cobra or Merger Sub is subject.

4. When issued to the Company Shareholders, the outstanding shares of Cobra and Merger Sub shall be duly issued to the Company Shareholders and will be fully paid and non-assessable, and free of any lien, encumbrance or adverse claim.

5. The Agreement has been duly executed and delivered by Cobra and Merger Sub; and the Agreement and all documents delivered pursuant to the terms hereof are valid and binding on Cobra and Merger Sub and are enforceable in accordance with their respective terms, subject to any applicable bankruptcy, insolvency, reorganization or other laws of general application affecting the enforcement of creditors' rights generally and general principles of equity.

6. No consent of any party other than the representatives of Cobra and Merger Sub, and no consent, license, approval or authorization of, or registration or declaration with, any governmental bureau or agency is required in connection with the execution, delivery, performance, validity and enforceability of this Agreement.

7. Such other matters as are reasonable and customary in connection with transactions of this kind.

c. The Employment Contracts for each of the Key Employees as described set forth in Section 3.9.

ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company and David jointly and severally represent and warrant the following (all references herein with respect to "the knowledge of the Company" or the like, shall mean to the knowledge of the Company or David):

4.1 ORGANIZATION, QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of Massachusetts and has corporate power and authority to own all of its properties and assets and to carry on its business as it is presently being conducted. The Company is duly qualified and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except in those jurisdictions where the failure to be duly qualified and in good standing would not have a material adverse effect on the Company or the business conducted by it. The Company has heretofore delivered to Cobra complete and correct copies of the Articles of Incorporation and Bylaws of the Company, as currently in effect.

4.2 CAPITALIZATION OF THE COMPANY. The authorized capital stock of the Company consists only of 7,500 shares of Class A voting Common Stock and 7,500 shares of Class B non-voting common stock, par value, of which, as of the date hereof, four thousand five hundred (4,500) shares of Class A voting common stock and 4,750 Class B non-voting common stock are validly issued and outstanding, fully paid and non-assessable, and were not issued in violation of any preemptive rights. The Company has no commitment to issue or sell any shares of its capital stock or any securities or obligations convertible into or exchangeable for, or giving any person the right to acquire from it, any shares of its capital stock and no such securities or obligations are issued or outstanding.

4.3 CONSENTS AND APPROVALS. Except as set forth in Schedule 4.3 there is no requirement applicable for the Company to make any filing with, or to obtain any permit, authorization, consent or approval of, any public body as a condition to the consummation of this transaction. Except as set forth in Schedule 4.3, there is no requirement that any party to any Material Contract of the Company, or of any license or permit for the use of Intellectual Property of the Company or of any loan agreement to which the Company is a party or by which it or they are or were bound, must consent to the execution of this Agreement by the Company or to the consummation of this transaction.

4.4 NON-CONTRAVENTION. Except as set forth in Schedule 4.4, the execution and delivery by the Company of this Agreement does not, and the consummation of the sale of the Shares will not, (i) violate or result in a breach of any provision of the Articles of Incorporation or Bylaws of the Company, (ii) result in a default (or give rise to any right of termination, cancellation or acceleration) under the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation to which the Company is a party or by which the Company or the business conducted by it, may be bound, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or to the business conducted by the Company, excluding from the foregoing clauses (ii) and (iii) such defaults and violations as would not have a material adverse effect on the Company.

4.5 ENVIRONMENTAL MATTERS. Except as set forth in Schedule 4.5, the Company has obtained all Environmental Permits required, by any governmental or non-governmental agency with jurisdiction, to conduct its business as it is presently being conducted including, without limitation, those relating to (i) emissions, discharges or threatened discharges of pollutants, contaminants, hazardous or toxic substances or petroleum into the air, surface water, ground water or the ocean, or on or into the land, and (ii) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous or toxic substances or petroleum. The Company has not received notice of, or is otherwise aware of, any facts, events or conditions which (a) interfere with, prevent, or, with the passage of time, could interfere with continued substantial compliance with any of the aforementioned environmental laws, regulations, policies, guidelines, orders, judgments or decrees, (b) may give rise to any liability (whether based in contract, tort, implied or express warranty, criminal or civil stature or otherwise) under any law, regulation, policy or guideline relating to hazardous emissions or handling hazardous substances, or (c) obligate the Company or, with the passage of time, could cause the Company to be obligated to clean up, remedy or otherwise restore to a former condition, by itself or jointly with others, any contaminated surface water, ground water, soil or any natural resource associated therewith.

4.6 INVENTORY. The raw materials, work-in-process, and finished goods, and goods on hand for sale or refurbishing, store supplies and spare parts, which are owned by the Company, wherever they are located, are hereinafter referred to as the "Inventory." Except as set forth in Schedule 4.6, the Inventory (i) is usable or, if refurbished or assembled in final form for sale, is saleable in the ordinary course of business, and (ii) is carried on the books of the Company at an amount which reflects valuations not in excess of the lower of cost or market determined in accordance with generally accepted accounting principles applied on a consistent basis. Schedule 4.6 also sets forth a list of locations of the Inventory not located on the Real Property of the Company or on real estate subject to a Company Lease.

4.7 ACCOUNTS RECEIVABLE. The accounts receivable for the Company as of February 28, 1999, based on the audited financial statements through such date, and the unaudited accounts receivable through May 31, 1999, are disclosed in Schedule
4.7. Such accounts receivable and those arising or acquired by the Company subsequent to this date, but prior to the Closing (and not collected prior to Closing) have or will have arisen in the ordinary course of business and will have been collected or be collectible in amounts not less than the aggregate amount thereof (net of reserves established in accordance with the prior practice) carried on the books of the Company. Except as reflected in Schedule 4.7, each of such accounts receivable, and those arising or acquired after this date, but prior to the Closing, are not and will not be the subject of a pledge or assignment, is and will be free of any and all liens, hypothecation, encumbrances and charges whatsoever, and has not been and will not be PLACED FOR COLLECTION WITH ANY ATTORNEY, COLLECTION AGENCY OR SIMILAR INDIVIDUAL FIRM. If accounts receivable in the aggregate of at least 85% or more of the amount shown in Schedule 4.7 are collected after all diligent efforts to collect them are exhausted, no adjustment of the purchase price shall be made or claimed. If, however, for any reason accounts receivable in the aggregate of at least 85% of the amount shown in Schedule 47 are not collected, after all diligent efforts to collect them have been exhausted, then the purchase price shall be reduced by One Dollar ($1.00) for each One Dollar ($1.00) not collected and the final payments of principal and interest under the Note shall be reduced accordingly.

4.8 LICENSES AND PERMITS. The term "Licenses and Permits" as used herein means federal, state and local governmental licenses, permits, approvals and authorizations, whether foreign or domestic, other than Environmental Permits. The Company has all of the Licenses and Permits required to conduct its business as it is presently being conducted, all of which are in full force and effect. No written notice of a violation of any such License or Permit has been received by the Company or, to the knowledge of the Company, threatened, and no proceeding is pending or, to the knowledge of the Company, threatened, to revoke or limit any of them. The Company has no reason to believe that any of its Licenses and Permits in effect on the date hereof will not be renewed.

4.9 COMPLIANCE WITH LAWS. In addition to the representations and warranties contained in Section 4.5 relating to environmental matters and in Section 4.8 relating to Licenses and Permits, the Company has operated its business in compliance in all material respects with all laws, regulations, orders, policies, guidelines, judgments or decrees of any federal, state, local or foreign court or governmental authority applicable to it or its business including, without limitation, those related to antitrust and trade matters, civil rights, zoning and building codes, public health and safety, worker health and safety and labor and nondiscrimination, the failure to comply with which could reasonably be expected to affect, materially and adversely, the earnings, assets, financial condition or operations of the Company. Except as is disclosed in Schedule 4.9, the Company has not received any notice alleging non-compliance with any of the aforementioned laws, regulations, policies, guidelines, orders, judgments or decrees.

4.10 FINANCIAL STATEMENTS. The Company has previously furnished to Cobra true and complete copies of audited financial statements of the Company for the fiscal years ended February 28, 1998 and February 29, 1998, including the notes thereto (the "Audited Financial Statements"), together with the report on such financial statements of the Company's auditors. The Audited Financial Statements fairly represent the financial position of the Company as of such dates and the results of its operations and changes in financial position for such periods and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis. The Company has also furnished to Cobra true and complete copies of unaudited financial statements of the Company for the period ended May 31, 1999.

4.11  LITIGATION.  Except as set forth in Schedule  4.11,  there are no actions, suits, claims, investigations or proceedings (legal, administrative or arbitrative) pending, asserted or, to the knowledge of the Company, threatened, against the Company, whether at law or in equity and whether civil or criminal in nature, before any federal, state, municipal or other court, arbitrator, governmental department, commission, agency or instrumentality, domestic or foreign, nor are there any judgments, decrees or orders of any such court, arbitrator, governmental department, commission, agency or instrumentality outstanding against the Company which have, or if adversely determined could reasonably be expected to have, a material adverse effect on the earnings, assets, financial condition or operations of the business conducted by the Company, or which seek specifically to prevent, restrict or delay consummation of the sale of the Shares or fulfillment of any of the conditions of this Agreement.

4.12 ABSENCE OF CHANGES. Except as set forth in Schedule 4.12, since May 31, 1999, there has not been:

a. any change, or development involving a prospective change, including, without limitation, any damage, destruction or loss (whether or not covered by insurance), which to the knowledge of the Company can reasonably be expected to affect, materially and adversely, the earnings, assets, financial condition or operations of the business of the Company;

b. any obligation or liability involving more than $5,000 (whether matured, absolute, accrued, contingent, or otherwise) incurred by the Company, other than those liabilities incurred by the Company in the ordinary course of business;

c. any general uniform increase in the compensation of the employees of the Company (including, without limitation, any increase pursuant to any bonus, pension, profit sharing or other plan);

d. any increase (other than normal increases consistent with past practices and those required by law or collective bargaining agreements) in the compensation payable to any employee (including officers) of the Company;

e.any amendment to any employment agreement to which any employee of the Company is a party;

f. any sale of assets by the Company other than in the ordinary course of business or to dispose of replaced or obsolete assets;

g. any deterioration of relations between the Company and its suppliers, financial institutions or customers;

h. any direct or indirect redemption, purchase or other acquisition of any shares of the capital stock of the Company;

i. any declaration, setting aside or payment of any dividend (whether in cash, capital stock or property) with respect to the Company's common stock; or

j. any issuance by the Company of any shares of its capital stock, or any securities or obligations convertible into or exchangeable for, or giving any person the right to acquire from it, any shares of its capital stock.

         Since May 31, 1999, except as set forth in Schedule 4.12, the Company has not operated its business other than in the ordinary and usual course and in a manner consistent with past practices.

4.13 NO UNDISCLOSED LIABILITIES. Except as set forth in Schedule 4.13, the Company does not have any material liabilities or obligations, whether absolute, accrued, contingent or otherwise, including, without limitation, any uninsured liabilities which were not accrued or reserved against in the Audited Financial Statements other than those incurred after February 28, 1999, in the ordinary course of business of which in the aggregate do not or cannot reasonably be expected to have a material adverse effect upon the earnings, assets, financial condition or operations of the Company. The unaudited accounts payable through May 31, 1999 is attached as part of Schedule 4.13.

4.14     TITLE TO PROPERTIES.

a. Schedule 4.14 contains a complete and correct list of the Real Property of the Company. Except as set forth in Schedule 4.14 and except for Permitted Exceptions, the Company has good and marketable title to all of its Real Property free and clear of any liens, charges, pledges, security interests or other encumbrances. The term "Permitted Exceptions" as used in this Agreement means (i) statutory liens for current taxes or assessments not yet due or delinquent; (ii) mechanics', carriers', workers', repairers' and other similar liens arising or incurred in the ordinary course of business relating to obligations as to which there is no default, provided that the same shall be fully discharged of record before the Effective Date; (iii) and such other liens, imperfections in title, charges, easements, restrictions and encumbrances which have been agreed to by Cobra.

b. The Company has good title to all of the personal property, tangible and intangible, owned by it, free and clear of any liens, charges, pledges, security interest or other encumbrances other than those reflected in the Audited Financial Statements heretofore delivered to Cobra.

4.15 LEASES. Schedule 4.15 sets forth a complete and correct list of each agreement to lease into which the Company has entered, whether as a lessor or lessee, which relates to either real or personal property, other than monthly leases of personal property which may be canceled upon not more than 60 days notice or require the payment of not more than $100 per month. The agreements listed in Schedule 4.15 are referred to herein as the "Leases" (each a "Lease"). Except as set forth in Schedule 4.15, neither the Company nor any other party hereto has breached any such Lease and, to the knowledge of the Company, no event has occurred which, with the giving of notice or the passage of time or both, would cause a default under, or permit the termination, modification or acceleration of any such Lease by any party thereto. Complete copies of all of the Leases have been delivered to Cobra.

4.16 INTELLECTUAL PROPERTY. The term "Intellectual Property" as used in this Agreement means the rights of the owner thereof in all trade names, trademarks and service marks, patents, patent rights, copyrights, whether domestic or foreign, (as well as applications, registrations or certificates for any of the foregoing), inventions, trade secrets, proprietary processes, software and other industrial and intellectual property rights. The Company owns or is licensed or otherwise has the right to use all of the Intellectual Property which is being used in its business as it is presently being conducted. There is no claim, suit, action or proceeding, pending or, to the knowledge of the Company, threatened, against the Company asserting that its use of any Intellectual Property infringes the rights of any third party or otherwise contesting the Company's rights with respect to any Intellectual Property, and no third party is known to the Company to be infringing upon the rights of the Company in the Intellectual Property of the Company. Furthermore, to the knowledge of the Company, no party is infringing upon the rights of the Company in the Company's Intellectual Property. All letters, patents, registrations and certificates issued by any governmental agency relating to the Intellectual Property of the Company are valid and subsisting and have been properly maintained.

4.17 MATERIAL CONTRACTS. Schedule 4.17 sets forth a complete and correct list of each Material Contract of the Company. Except as set forth in Schedule 4.17, all of the Material Contracts of the Company are in full force and effect and to the knowledge of the Company there has not occurred, with respect to any such Material Contract, any default or event of default, which, with or without due notice or with the lapse of time, or both, would constitute a default or event of default on the part of the Company or, to the knowledge of the Company, any other party thereto. Complete copies of all the Material Contracts of the Company have been delivered to Cobra. As more fully set forth in Schedule 4.17, some of the Material Contracts require the consent of the vendor prior to any change in control of the Company or prior to the assignment of any contracts by the Company. Cobra acknowledges that the Company has not obtained the required consents from its vendors and agrees that, notwithstanding anything to the contrary contained in this Agreement, if the Company fails to obtain any such consents after Closing, this Agreement will remain in full force and effect, Cobra shall not have the right to terminate this Agreement, and that the purchase price set forth in Section 3.6 hereto shall not be in any way reduced, altered or modified.

4.18 MAINTENANCE OF TANGIBLE ASSETS. The tangible personal property which belongs to the Company has been maintained in accordance with the usual practices in the United States of businesses which are similar to the business conducted by the Company, is in good condition, ordinary wear and tear excepted, and is usable by the Company in the ordinary course of its business as it is presently being conducted.

4.19 INSURANCE. Schedule 4.19 sets forth the insurance policies held by the Company and the amount of such policies.

4.20 LABOR MATTERS. Schedule 4.20 sets forth a complete and correct list of each collective bargaining agreement covering employees of the Company. The Company is in compliance in all material respects with all federal and state laws regarding employment, wages, and hours. The Company has not engaged in any unfair labor practices nor have any employment discrimination or unfair labor practice complaints been filed against, or to the best knowledge of the Company, been threatened to be filed against the Company with any federal or state agency having jurisdiction over labor matters. There are no controversies pending or, to the knowledge of the Company, threatened between the Company and any of its employees which effect, or can reasonably be expected to affect, materially and adversely, its earnings, assets, financial condition or operations of the business conducted by the Company, or relate to any specific effort to prevent, restrict or delay consummation of the sale of the Shares.

4.21     EMPLOYEE BENEFIT PLANS.

a. Schedule 4.21 lists all Pension Plans, all Welfare Plans of the Company, and all incentive, vacation and other similar plans that are maintained by the Company with respect to its employees or to which the Company has contributed or is now contributing on behalf of its employees.

b. As to each of the Pension Plans, the Company has complied, in all material respects, with all applicable laws and regulations in administering such plans, including specifically the provisions of ERISA and the qualification provisions of Section 401 of the Internal Revenue Code. No prohibited transaction, as defined in Section 4975 of the Internal Revenue Code, has occurred with respect to any of such Pension Plans and none of the Pension Plans has incurred any accumulated funding deficiency, as defined in Section 412 of the Internal Revenue Code, whether or not waived.

c. As to each of the Welfare Plans and other Company employee benefit plans and programs (including, without limitation, the plans listed on Schedule 4.21), the Company has complied, in all material respects, with all applicable laws and regulations in the administration thereof including, without limitation, the provisions of ERISA when applicable.

d. The Company has not terminated any of its Pension Plans or incurred any material liability to the PBGC under Section 4001, et seq. of ERISA and, to the knowledge of the Company, no condition exists that could reasonably be expected to cause the Company to incur any such liability. All premiums payable to the PBGC have been paid when due.

4.22     TAX MATTERS.

a. The provisions made for taxes in the Audited Financial Statements are sufficient for the payment of all Taxes of the Company, whether or not disputed, which are properly accruable. There are no agreements by the Company for the extension of time, or waiver of any statute of limitations, for the assessment of any taxes, and all taxes due and payable by the Company on or before the date of this Agreement have been paid or provided for, and are not delinquent, except as otherwise provided in Schedule 4.22.

b. The Company has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. No claim has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no liens on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.

C. THE COMPANY HAS WITHHELD AND PAID ALL TAXES REQUIRED TO HAVE BEEN WITHHELD AND PAID THROUGH [JUNE __, 1999], in connection with the amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

d. The Company does not expect any authority to assess any additional Taxes for any period for which Tax Returns have been filed. Except as set forth in
Schedule 4.22, there is no dispute or claim concerning any Tax liability of the Company either (i) claimed or raised by any authority in writing or (ii) as to which the Company has knowledge based upon personal contact with any agent of such authority. The Company has delivered to Cobra correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company for the 1997 and 1998 fiscal years.

4.23 FINDERS. No broker, finder or investment banker is entitled to any fee or commission from the Company for services rendered on behalf of the Company in connection with the transactions contemplated by this Agreement, except as otherwise provided in Schedule 4.23.

4.24 INSIDER  INTERESTS.  To the  knowledge of the Company,  except as listed in
Schedule 4.24, no Affiliate of the Company (i) competes with or is involved in or has a direct or indirect interest in any business entity which competes with the business conducted by the Company, (ii) has any agreement with the Company, or (iii) has any interest, direct or indirect, in any property, real or personal, tangible or intangible, including, without limitation, Intellectual Property, used in or pertaining to the business of the Company, except as a stockholder or employee of the Company.

4.25 NO INTEREST IN COMPETITORS, ETC. To the knowledge of the Company, except as set forth in Schedule 4.25, no officer or director of the Company, nor any Affiliate of any of the foregoing, directly or indirectly owns any interest in or controls or is an employee, agent, member, principal, officer, director, or partner of, or participant in, or consultant to any corporation, partnership, limited liability company, sole proprietorship, limited partnership, joint venture, association, or other entity which is a competitor, supplier, customer, or tenant of the Company.

4.26 PURCHASE AND SALE OBLIGATIONS. All unfilled purchase and sale orders and other commitments for purchases and sales made by the Company were made in the usual and ordinary course of its business at the then current market prices. None of such orders or commitments calls for deliveries thereunder beyond a period of 90 days from the Closing Date with the exception of normal outstanding maintenance and service contracts.

4.27 BOOKS AND RECORDS. The books of account and other financial and corporate records of the Company are in all material respects complete and correct, are maintained in accordance with good business practices, and are accurately reflected in the Financial Statements.

4.28 BANK AND SAFE DEPOSIT ARRANGEMENTS. Schedule 4.28 sets forth a correct and complete list of each bank account and safe deposit box maintained by the Company, and the names of all persons authorized to deal with such accounts and safe deposit boxes.

4.29 INSIDER TRANSACTIONS. Schedule 4.29 sets forth a correct and complete statement of the amounts and other essential terms of indebtedness or other obligations, liabilities or commitments (contingent or otherwise) of the Company to or from any past or present officer, director, employee, partner or stockholder thereof or any person related to, controlled by or under common control of any of the foregoing.

ARTICLE V

             REPRESENTATIONS AND WARRANTIES OF COBRA AND MERGER SUB

         Cobra represents and warrants as of the date of execution of this Agreement and as of Closing as follows:

5.1 ORGANIZATION, QUALIFICATION. Cobra is a corporation duly organized, validly existing and in good standing under the laws of Nevada and has corporate power and authority to own all of its properties and assets and to carry on its business as it is presently being conducted. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of Massachusetts. All of the issued and outstanding stock of Merger Sub is owned by Cobra. Cobra and Merger Sub are duly qualified and in good standing to do business in each jurisdiction in which the property owned, leased or operated by them or the nature of the business conducted by them makes such qualification necessary, except in those jurisdictions where the failure to be duly qualified and in good standing would not have a material adverse effect on Cobra, the Merger Sub or the businesses conducted by them. Cobra has heretofore delivered to the Company complete and correct copies of the Articles of Incorporation and Bylaws of Cobra and Merger Sub, as currently in effect.

5.2 CAPITALIZATION OF THE COBRA. The authorized capital stock of Cobra consists only of 20,000,000 shares of Common Stock, $.001 par value and 1,000,000 shares of Preferred Stock, $.001 par value, of which, as of the date hereof, 8,091,903 common shares are validly issued and outstanding, fully paid and non-assessable, and were not issued in violation of any preemptive rights. No shares of Preferred stock have been issued or are outstanding. Cobra has no commitment to issue or sell any shares of its capital stock or any securities or obligations convertible into or exchangeable for, or giving any person the right to acquire from it, any shares of its capital stock and no such securities or obligations are issued or outstanding, except as set forth on Schedule 5.2.

5.3 CONSENTS AND APPROVALS. Except as set forth in Schedule 5.3 there is no requirement applicable for Cobra or Merger Sub to make any filing with, or to obtain any permit, authorization, consent or approval of, any public body as a condition to the consummation of this transaction. Except as set forth in
Schedule 5.3, there is no requirement that any party to any Material Contract of Cobra or Merger Sub, or of any license or permit for the use of Intellectual Property of Cobra or Merger Sub or of any loan agreement to which Cobra or Merger Sub is a party or by which it or they are or were bound, must consent to the execution of this Agreement by Cobra or Merger Sub or to the consummation of this transaction.

5.4 NON-CONTRAVENTION. Except as set forth in Schedule 5.4, the execution and delivery by Cobra and the Merger Sub of this Agreement does not, and the consummation of the Merger will not, (i) violate or result in a breach of any provision of the Articles of Incorporation or Bylaws of Cobra or the Merger Sub,
(ii) result in a default (or give rise to any right of termination, cancellation or acceleration) under the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation to which Cobra is a party or by which Cobra or the business conducted by it, may be bound, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Cobra or to the business conducted by Cobra, excluding from the foregoing clauses (ii) and (iii) such defaults and violations as would not have a material adverse effect on Cobra.

5.5 CORPORATE AUTHORITY AND RESOLUTIONS. The Boards of Directors Cobra and the Merger Sub have adopted resolutions authorizing execution of this Agreement as of the date hereof and shall adopt such additional resolutions as may be necessary authorizing the execution of documents and closing by Cobra and the Merger Sub as contemplated by this Agreement.

5.6 VALIDITY OF SHARES OF COBRA TO BE ISSUED. The Cobra shares to be issued to David as a result of the Merger have been duly authorized as required under all applicable laws and, upon delivery thereof pursuant to the terms of this Agreement, will be validly issued, fully paid and non-assessable, and not subject to, or in violation of, any preemptive rights.

5.7 FINANCIAL STATEMENTS. Cobra has previously delivered to the Company a true and complete copy of Cobra's audited financial statements for the year ended December 31, 1998 and the period ended _________, 199__, including the notes thereto ("Cobra's Audited Financial Statements"), together with the report on such financial statements of Cobra's auditors. Cobra's Audited Financial Statements fairly represent the financial position of Cobra as of such dates and the results of its operations and changes in financial position for such periods and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis. At the time of mailing or delivery thereof to the Company, none of such documents or information contained or will contain an untrue statement of a material fact or omitted or will omit to state material facts necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation is made with respect to any projections relating to Cobra which have been or will be furnished to the Company by Cobra and, provided further, that no representation is made with respect to tentative or pro forma information which may be furnished to the Company by Cobra which is superseded by later or more definitive information.

5.8 AUTHORIZATION OF TRANSACTIONS; SECURITIES COMPLIANCE. By the Closing Date, the Cobra shares to be issued to David on the consummation of the transactions contemplated hereunder will be exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and shall have been exempt or registered or qualified under the securities or blue sky laws of the Commonwealth of Massachusetts for issuance upon the Closing Date. The Cobra shares, when issued in accordance with the terms of this Agreement, will be fully paid and non-assessable and not subject to, or issued in violation of, any preemptive rights.

5.9 NO REGISTRATION RIGHTS. Except as provided in Section 3.9 of this Agreement, David has not entered into any agreement with Cobra granting or providing for registration rights with respect to the Cobra shares to be delivered to David pursuant to this Agreement.

5.10 BROKERS/COMMISSIONS. Cobra has engaged a broker in connection with this transaction, will pay all fees, commissions and expenses associated with such broker and agrees to indemnify and hold harmless the Company and the shareholders of from and against any loss, cost damage or expense incurred by them or claim made against them by any broker, finder or similar individual in connection with this transaction.

5.11 BINDING AGREEMENT. The execution, delivery and performance of this Agreement and the other instruments contemplated by this Agreement by Cobra and the Merger Sub, have been duly authorized by all necessary corporate action of Cobra and the Merger Sub. This Agreement has been duly executed and delivered to the Company Shareholders by Cobra and the Merger Sub and constitutes the legal, valid and binding agreement of Cobra and the Merger Sub, enforceable in accordance with its terms.

5.12 NO VIOLATION. The execution, delivery and performance of this Agreement by Cobra and the Merger Sub and the consummation of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time or both, violate, contravene or conflict with or result in a breach of or constitute a default under (i) any writ, order, judgment or decree of any court arbitrator or governmental agency applicable to Cobra or the Merger Sub; (ii) the Articles of Incorporation or Bylaws of Cobra or the Merger Sub; (iii) any contract, lease or other agreement to which Cobra or the Merger Sub is a party or by which Cobra is bound; or (iv) to the best knowledge of Cobra or Merger Sub, any law, rule or regulation applicable to Cobra or the Merger Sub.

5.13  LITIGATION.  Except as set forth in Schedule  5.13,  there are no actions, suits, claims, investigations or proceedings (legal, administrative or arbitrative) pending, asserted or, to the knowledge of Cobra or the Merger Sub, threatened, against Cobra or the Merger Sub, whether at law or in equity and whether civil or criminal in nature, before any federal, state, municipal or other court, arbitrator, governmental department, commission, agency or instrumentality, domestic or foreign, nor are there any judgments, decrees or orders of any such court, arbitrator, governmental department, commission, agency or instrumentality outstanding against Cobra or the Merger Sub which have, or if adversely determined could reasonably be expected to have, a material adverse effect on the earnings, assets, financial condition or operations of the business conducted by Cobra, or which seek specifically to prevent, restrict or delay consummation of the transfer of the shares of Cobra or fulfillment of any of the conditions of this Agreement.

5.14 NO UNDISCLOSED LIABILITIES. Except as set forth in Schedule 5.14, Cobra does not have any material liabilities or obligations, whether absolute, accrued, contingent or otherwise, including, without limitation, any uninsured liabilities which were not accrued or reserved against in Cobra's Audited Financial Statements OTHER THAN THOSE INCURRED AFTER , in the ordinary course of business of which in the aggregate do not or cannot reasonably be expected to have a material adverse effect upon the earnings, assets, financial condition or operations of Cobra.

5.15 INTELLECTUAL PROPERTY. Cobra owns or is licensed or otherwise has the right to use all of the Intellectual Property which is being used in its business as it is presently being conducted. There is no claim, suit, action or proceeding, pending or, to the knowledge of Cobra, threatened, against Cobra asserting that its use of any Intellectual Property infringes the rights of any third party or otherwise contesting Cobra's rights with respect to any Intellectual Property, and no third party is known to Cobra to be infringing upon the rights of Cobra in the Intellectual Property of Cobra. Furthermore, to the knowledge of Cobra, no party is infringing upon the rights of Cobra in Cobra's Intellectual Property. All letters, patents, registrations and certificates issued by any governmental agency relating to the Intellectual Property of Cobra are valid and subsisting and have been properly maintained.

5.16 COMPLIANCE WITH APPLICABLE LAWS. Cobra and Merger Sub are not in default in any material respect under any executive, legislative, judicial, administrative or private (such as arbitration) ruling, order, writ, injunction or decree; and
(ii) no material permits, licenses or approvals of any governmental or administrative authorities are required for Cobra or Merger Sub to own, lease and operate their properties and to carry on their businesses as presently conducted. the earnings, assets, financial condition or operations of the Company. Except as is disclosed in Schedule 5.16, neither Cobra nor Merger Sub has received any notice alleging non-compliance with any of the aforementioned laws, regulations, policies, guidelines, orders, judgments or decrees.

5.17 ABSENCE OF CERTAIN CHANGES. SINCE , there have not been any material adverse changes in the financial condition, results of operations or business of Cobra. Since ______, except as set forth in Schedule 5.17, Cobra has not operated its business other than in the ordinary and usual course and in a manner consistent with past practices.

5.18 CONTINUITY OF BUSINESS ENTERPRISE. After the Merger, MergerSub or Cobra shall continue the historic business of the Company or shall use a significant portion of the Company's historic business assets in its business, and shall take all other steps necessary to assure that the Merger satisfies the "Continuity of Business Enterprise" requirement under Code ss.368 and Regulation ss.1.368-1(d).

ARTICLE VI

                           INVESTMENT REPRESENTATIONS

         The Company and David hereby jointly and severally represent, warrant, acknowledge and covenant to Cobra and its officers, directors, agents and professional advisors, as follows:

6.1 OPPORTUNITY TO EXAMINE. David has examined or has had an opportunity to examine, and to ask questions of the management of Cobra about, all applicable documents and such applicable information as are relevant to the transactions described herein. Some of the documents examined are listed on Schedule 6.1.

6.2 NO REPRESENTATIONS AS TO PROFIT OR LOSS. No representation or warranty of any kind has been made to the Company or to David with respect to the percentage of profit and/or amount or type of consideration, profit or loss that are to be realized, if any, as a result of entering into this transaction. David is not relying upon any information other than that derived from the results of his own independent investigation, or the investigation of his counsel and other professional advisors, or from information furnished in writing by Cobra to him.

6.3 COBRA SHARES NOT REGISTERED. David understands that the Cobra shares to be issued to him have not been registered under the Securities Act nor under the securities laws of any state in reliance on exemptions therefrom for non-public offerings, and further understand that the Cobra shares have not been approved or disapproved by the Securities and Exchange Commission nor has any state securities administrator or agency passed on the accuracy or adequacy of any written information provided by Cobra to David.

6.4 INVESTMENT INTENT. David is acquiring the Cobra shares for his own account for investment purposes only and not with a view to the sale or other distribution thereof, in whole or in part.

6.5 RELIANCE ON REPRESENTATIONS. The Company and Company Shareholders acknowledge that they understand the meaning and legal consequences of the representations, warranties, acknowledgments and covenants in this Article VI and that Cobra has relied and will rely thereon. Cobra and Merger Sub acknowledge that they understand the meaning and legal consequences of the representations, warranties, acknowledgments and covenants in this Article VI and that the Company and Company Shareholders have relied and will rely thereon.

ARTICLE VII

                              ADDITIONAL AGREEMENTS

7.1      CONDUCT OF BUSINESS BY COMPANY AND COBRA.

a. The Company warrants and represents that from the date hereof until the Closing, the Company will (a) conduct its business only in the ordinary and usual course and in a manner consistent with past practices, (b) maintain in good repair, at its expense, all of its properties, and (c) use its best efforts to preserve its relationship with suppliers, customers, dealers and others having business relationships with the Company. The Company and Company Shareholders will notify Cobra of any emergency or material change in the normal conduct of the business or operations of the Company, the threat of or initiation of any material litigation against the Company, and the initiation of any investigation of the Company by any party, whether private or governmental, of which it has knowledge.

b. Cobra warrants and represent that from the date hereof until the Closing, Cobra will (a) conduct its business only in the ordinary and usual course and in a manner consistent with past practices, (b) maintain in good repair, at its expense, all of its properties, and (c) use its best efforts to preserve its relationship with suppliers, customers, dealers and others having business relationships with the Company. Cobra will notify the Company of any emergency or material change in the normal conduct of the business or operations of Cobra, the threat of or initiation of any material litigation against Cobra, and the initiation of any investigation of Cobra by any party, whether private or governmental.

7.2 NEGOTIATIONS WITH OTHERS. From the date hereof until the closing, the Company will not, directly or indirectly, without the written consent of Cobra, initiate discussions or engage and negotiate with any corporation, partnership, person or entity, other than Cobra, concerning any sale of Shares or of any merger, sale of assets or similar transactions involving the Company.

7.3 INVESTIGATION OF BUSINESS AND PROPERTIES BY COBRA. From the date hereof until the Closing, the Company shall afford Cobra and its attorneys, accountants, financial advisors and other representatives complete access at all reasonable times to its offices, and to the officers, employees, properties, contracts, and books and records of the Company. From the date hereof until the Closing, Cobra shall afford the Company and its attorneys, accountants, financial advisors and other representatives complete access at all reasonable times to its offices, and to the officers, employees, properties, contracts, and books and records of the Cobra. In addition, the Company and Cobra will furnish each other with such financial, operating and additional data as may reasonably be requested concerning the business, operations, properties and personnel of the Company or of Cobra.

7.4 CONFIDENTIALITY. Pursuant to the provisions of this Agreement, Cobra and the Company have supplied and will supply to each other certain documents and information for use in investigating the business of Cobra and the Company. Such material is hereinafter referred to as "Evaluation Material." Cobra and the Company agree to hold in confidence any Evaluation Material they have received or will receive and not to disclose all or any part of such material to anyone except their officers, directors, employees, professional advisors, or other representatives who need such information to perform their respective duties and who have been informed of the confidential nature of such material and directed to treat it confidentially. If this Agreement is terminated, Cobra and the Company will return or cause to be destroyed and will not retain, or permit any person to whom it has given copies thereof to retain, the originals or any copies of any documents constituting a part of the Evaluation Material and after termination Cobra and the Company will continue to honor the confidentiality agreement contained herein and will not disclose, directly or indirectly, any information obtained from the Evaluation Material. The confidentiality agreement contained in this Section 7.4 will terminate upon the earlier of three years after the date hereof of or upon consummation of the transactions contemplated hereby. Notwithstanding the foregoing, the parties may use and disclose any such information to the extent that (a) it had acquired such information on a non-confidential basis prior to receipt thereof from the other party, (b) such information has become generally available to the public, (c) such information is provided to a party by a third party who has obtained such information other than as a result of a breach of this Agreement. Furthermore, either party may disclose such information to the extent that it is required to do so in order to comply with a governmental or judicial order or decree, but upon receiving notice that any such order or decree is being sought, it will promptly notify the other party.

7.5 EFFORTS TO CONSUMMATE. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate, as promptly as practicable, the transactions contemplated hereby, including, but not limited to, the obtaining of all necessary consents, waivers, authorizations, orders and approvals of third parties, whether private or governmental, required of it to enable it to comply with the conditions precedent to consummating the transactions contemplated by this Agreement. Each party agrees to cooperate fully with the other party in assisting it to comply with this Section. Notwithstanding the foregoing, neither party shall be required to initiate any litigation, make any substantial payment or incur any material economic burden, except for a payment otherwise required of it, to obtain any consent, waiver, authorization, order or approval, and if, despite such efforts, either party is unable to obtain any consent, waiver, authorization, order or approval the other party may terminate this Agreement and shall have no liability therefor.

7.6 FURTHER ASSURANCES. The parties will use reasonable efforts to implement the provisions of this Agreement, and for such purpose, the parties will, at the request of any other party, at or after the closing, without further consideration, promptly execute and deliver, or cause to be executed and delivered, such additional documents as any other party may reasonably deem necessary or desirable to implement any provision of this Agreement.

7.7 EXPENSES. Whether or not the Merger is consummated all expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such expenses.

ARTICLE VIII

           CONDITIONS PRECEDENT TO OBLIGATIONS OF COBRA AND MERGER SUB

         The following are certain conditions precedent to the obligation of Cobra and Merger Sub to complete this transaction.

8.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company herein contained shall be true in all material respects on and as of Closing Date with the same force and effect as though made on and as of Closing Date, except as affected by transactions contemplated hereby and except to the extent that such representations and warranties were made as of a specified date and as to such representations and warranties the same shall have been true as of the specified date.

8.2 ABSENCE OF DEFAULT. No condition or event which constitutes an event of default hereunder by the Company or Company Shareholders which, after notice and lapse of time, or both, would constitute an event of default hereunder by the Company shall have occurred and be continuing.

8.3 ABSENCE OF MATERIAL DAMAGE TO OR EXPROPRIATION OF PROPERTY. Between the date of this Agreement and the Closing, there shall not have occurred (1) any material casualty to any facility, property, equipment or inventory owned by the Company, or (2) any material condemnation, seizure, expropriation or liquidation by any governmental authority or any officer or instrumentality thereof of facilities, property, equipment or inventory owned by the Company.

8.4 ABSENCE OF LIENS. There will have been no liens recorded after the execution of this Agreement but prior to Closing with respect to any personal, real or mixed property owned by the Company.

8.5 ACTIONS, PROCEEDINGS, ETC. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all other related legal matters shall have been satisfactory to and approved by counsel for Cobra, and such counsel shall have been furnished with such certified copies of actions and proceedings and such other instruments and documents as they shall have reasonably requested.

8.6 LEGAL OPINION. Cobra shall have received the legal opinion of the Company's counsel in accordance with Section 3.11 hereto.

8.7 SATISFACTION WITH RESPECT TO FINANCIAL CONDITION AND PERFORMANCE. Cobra must be satisfied that each and every representation made by the Company regarding the Financial Statements and the financial condition of the Company shall be true, complete and accurate in all material respects as of Closing. Without limiting the foregoing, Cobra must be satisfied that: (i) the Financial Statements shall have been prepared on an accrual basis of accounting,
consistent  with  prior  years,  and  in  accordance  with  generally   accepted
accounting principles; and (ii) except as specifically disclosed in the Financial Statements, there has been no distribution to shareholders or others or bonuses made to employees.

8.8 CONTINUITY OF BUSINESS RELATIONSHIPS. Cobra shall be satisfied that the Company's customer, vendor, financial institution(s), insurance carrier and employee relations are satisfactory as of the Closing Date.

ARTICLE IX

           CONDITIONS PRECEDENT TO OBLIGATIONS OF COMPANY SHAREHOLDERS

         The following are certain conditions precedent to the obligation of the Company Shareholders to complete this transaction.

9.1  ACCURACY  OF  REPRESENTATIONS  AND  WARRANTIES.   The  representations  and
warranties of Cobra and Merger Sub herein contained shall be true in all material respects on and as of Closing Date with the same force and effect as though made on and as of Closing, except as affected by transactions contemplated hereby and except to the extent that such representations and warranties were made as of a specified date and as to such representations and warranties the same shall have been true as of the specified date.

9.2 ABSENCE OF DEFAULT. No condition or event which constitutes an event of default hereunder by Cobra or Merger Sub which, after notice and lapse of time, or both, would constitute an event of default hereunder by Cobra or Merger Sub shall have occurred and be continuing.

9.3 ABSENCE OF MATERIAL DAMAGE TO OR EXPROPRIATION OF PROPERTY. Between the date of this Agreement and the Closing, there shall not have occurred (1) any material casualty to any facility, property, equipment or inventory owned by Cobra, or (2) any material condemnation, seizure, expropriation or liquidation by any governmental authority or any officer or instrumentality thereof of facilities, property, equipment or inventory owned by Cobra or Merger Sub.

9.4 ABSENCE OF LIENS. There will have been no liens recorded after the execution of this Agreement but prior to Closing with respect to any personal, real or mixed property owned by Cobra or Merger Sub.

9.5 ACTIONS, PROCEEDINGS, ETC. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all other related legal matters shall have been satisfactory to and approved by counsel for Company Shareholders, and such counsel shall have been furnished with such certified copies of actions and proceedings and such other instruments and documents as they shall have reasonably requested.

9.6 LEGAL OPINION. Company Shareholders shall have received the legal opinion of the Cobra's counsel in accordance with Section 3.13 hereto.

9.7 SATISFACTION WITH RESPECT TO FINANCIAL CONDITION AND PERFORMANCE. The Company Shareholders must be satisfied that each and every representation made by Cobra regarding the Financial Statements and the financial condition of Cobra shall be true, complete and accurate in all respects as of Closing. Without limiting the foregoing, the Company Shareholders must be satisfied that: (i) the Financial Statements shall have been prepared on an accrual basis of accounting, consistent with prior years, and in accordance with generally accepted accounting principles; and (ii) except as specifically disclosed in the Financial Statements, there has been no distribution to shareholders or others or bonuses made to employees.

9.8 CONTINUITY OF BUSINESS RELATIONSHIPS. The Company Shareholders shall be satisfied that Cobra's customer, vendor, financial institution(s), insurance carrier and employee relations are satisfactory as at the Closing Date.

ARTICLE X

                                 INDEMNIFICATION

10.1 COBRA'S RIGHT TO INDEMNIFICATION. The Company and David jointly and severally undertake and agree to indemnify and hold Cobra harmless against any and all losses, costs, liabilities, claims, damages, obligations and expenses, including reasonable attorneys' fees, incurred or suffered by Cobra arising from
(i) the breach, misrepresentation or other violation of any covenants, warranty or representation of or by the Company contained in this Agreement, and (ii) all liabilities of the Company, not disclosed in writing to Cobra, including inclusion in financial statements of the Company, prior to the execution of this Agreement. This indemnity provision shall survive Closing for a period of one
(1) year.

10.2 COMPANY SHAREHOLDERS' RIGHT TO INDEMNIFICATION. Cobra and the Merger Sub jointly and severally undertake and agree to indemnify and hold the Company and/or David harmless against any and all losses, costs, liabilities, claims, damages, obligations and expenses, including reasonable attorneys' fees, incurred or suffered by the Company or Company Shareholders arising from the breach, misrepresentation or other violation of any covenants, warranty or representation of or by Cobra or the Merger Sub contained in this Agreement. This indemnity provision shall survive Closing for a period of one (1) year.

10.3 LIMITATION ON INDEMNIFICATION. The indemnification obligations set forth in Sections 10.1 and 10.2 hereto, shall be capped by a maximum amount equal to the fair market value of all cash and property received by David for his shares of the Company in connection with the Merger.

10.4 PROCEDURE. If any claim or proceeding covered by the foregoing agreements to indemnify and hold harmless shall arise, the party who seeks indemnification, (the "Indemnified Party") shall give written notice thereof to the other party (the "Indemnitor") promptly (but in no event more than ten (10) days) after it learns of the existence of such claim or proceeding. Any claim for indemnification hereunder shall be accompanied by evidence demonstrating the Indemnified Party's right or possible right to indemnification, including a copy of all supporting documents relevant thereto and in the Indemnified Party's possession or under its control. The Indemnitor shall have the right, by notice to the Indemnified Party, to defend and to employ counsel reasonably acceptable to the Indemnified Party to defend against any such claim or proceeding, or to compromise, settle or otherwise dispose of the same; provided, however, that no settlement or compromise shall be effected without the consent of the Indemnified Party, which consent shall not be unreasonably withheld, and provided further that in THE EVENT THE INDEMNIFIED PARTY DOES NOT CONSENT TO A BONA FIDE offer of settlement made by a third party and the settlement involves only the payment of money, then the Indemnitor may, in lieu of payment of such settlement to such third party, pay such amount to the Indemnified Party. After the payment to the Indemnified Party, the Indemnitor shall have no further liability with respect to such claim or proceeding and the Indemnified Party shall assume full responsibility to defend the same. After notice from the Indemnitor to the Indemnified Party of its election to assume the defense of such claim or proceeding, the Indemnitor shall not be liable to the Indemnified Party under this paragraph for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof; provided, however, that the Indemnified Party shall have the right to employ counsel to represent it and have the right to participate in such claim or proceeding if, in the Indemnified Party's sole judgment, it is advisable for the Indemnified Party to be represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Indemnified Party. The parties will fully cooperate in any such action, making available to each other books or records and other evidence for the defense of any such claim or proceeding. If the Indemnitor fails to acknowledge in writing its obligation to defend against or settle such claim or proceeding within ten (10) days after receiving notice of the claim or proceeding from the Indemnified Party (or such shorter time specified in the notice as the circumstances of the matter may dictate), the Indemnified Party shall be free to dispose of the matter, at the expense of the Indemnitor (but subject to the Indemnitor's right subsequently to contest through appropriate proceedings its obligation to provide indemnification), in any way which the Indemnified Party deems in its best interest.

10.5 LIMITATIONS ON INDEMNIFICATION RIGHTS. Indemnification shall be due only to the extent of the loss or damage actually suffered (i.e., reduced by any offsetting or related asset or service received and by any recovery from any third party, such as an insurer who has no rights against the Indemnified Party), net after the amount equal to any reduction in federal, state or local income, franchise or other taxes occasioned by such loss or damage (even though the tax return by which such reduction would have been realized is not yet due), but including an amount equal to any increase in federal, state and local income, franchise or other taxes occasioned by the indemnification payment and then only to the extent of the excess over the Agreed De Minimis Amount (hereinafter defined). The Indemnitor shall be subrogated to all rights of the Indemnified Party against any third party with respect to any claim for which indemnification is paid. Notwithstanding the foregoing, the Indemnitor shall not be liable to the Indemnified Party for any individual misrepresentation, breach of warranty or violation of a covenant where the otherwise indemnifiable amount does not exceed $10,000.00 and, as regards all such indemnifiable misrepresentations or breaches of warranty or violation of a covenant that do not exceed $10,000, the Indemnitor shall not be liable except to the extent that the aggregate amount thereof exceeds $25,000 (such sum being herein referred to as the "Agreed De Minimis Amount"); provided, however, that the Agreed De Minimis Amount shall not apply with respect to the indemnification otherwise due for any third-party claims.

ARTICLE XI

                               GENERAL PROVISIONS

11.1 EXPENSES. Each party shall pay its own expenses incident to the negotiation and preparation of this Agreement and the transactions contemplated hereby. All other recording costs for bills of sale and other instruments of transfer, and all stamp, sales, use and transfer taxes in connection with the purchase and sale of shares shall be paid by the transferring party.

11.2 NOTICES. All notices, requests, demands and other communications pertaining to this Agreement shall be in writing and shall be deemed duly given when delivered personally with a receipt, when delivered by an overnight courier service or mailed by certified mail, return receipt requested, postage prepaid, addressed as follows:

                  (a)      To: Cobra:                _________________________

                                                     -------------------------

                                                     -------------------------

                           With a copy to:           _________________________

                                                     -------------------------

                                                     -------------------------

                  (B)      TO THE COMPANY:
                           AND DAVID

                          With a copy to:           Joseph B. Darby, III, Esq.

                                             Sherburne, Powers, Holland & Knight
                                             One Beacon Street
                                             Boston, MA 02108

         Either party may change its address for notices by written notice to the other given pursuant to this paragraph.

11.3 CERTAIN BREACHES. Neither party shall have any liability to the other party with respect to a breach by a party of which the other party has received written notice at or prior to Closing.

11.4 PRIOR NEGOTIATIONS. This Agreement supersedes in all respects all prior and contemporaneous oral and written negotiations, understandings and agreements between the parties with respect to the subject matter hereof. All of said prior and contemporaneous negotiations, understandings and agreements are merged herein and superseded hereby.

11.5 ENTIRE AGREEMENT; AMENDMENT. This Agreement and the Exhibits and Schedules to this Agreement supercede the non-binding Letter of Intent, dated March 2, 1999, which shall no longer (if it ever did) have any force or effect, and set forth the entire understanding between the parties in connection with the transaction contemplated herein, there being no terms, conditions, warranties or representations other than those contained herein, referenced herein or provided for herein. Neither this Agreement nor any term or provision hereof may be altered or amended in any manner except as an instrument in writing signed by the party against whom the enforcement of any such change is sought.

11.6 EXHIBITS/SCHEDULES. The Exhibits and Schedules attached hereto or referred to herein are a material part of this Agreement, as if set forth in full herein.

11.7 SEVERABILITY. If any term of this Agreement is illegal or unenforceable at law or in equity, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. Any illegal or unenforceable term shall be deemed to be void and of no force and effect only to the minimum extent necessary to bring such term within the provisions of any applicable law or laws and such term, as so modified, and the balance of this Agreement shall then be fully enforceable.

11.8 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Unless otherwise specifically noted herein, the several representations, warranties and covenants of the parties contained herein shall survive the closing for a period of one (1) year from the Closing date. Thereafter neither party shall have any liability to the other based upon any of the representations, warranties and covenants set forth herein.

11.9 WAIVER.  Unless otherwise  specifically  agreed in writing to the contrary:
(i) the failure of either party at any time to require performance by the other of any provision of this Agreement shall not affect such party's right thereafter to enforce the same, (ii) no waiver by either party of any default by the other shall be taken or held to be a waiver by such party of any other preceding or subsequent default, and (iii) no extension of time granted by either party for the performance of any obligation or act by the other party shall be deemed to be an extension of time for the performance of any other obligation or act hereunder.

11.10 NUMBER AND GENDER. Whenever the context so requires, words used in the singular shall be construed to mean or include the plural and vice versa, and pronouns of any gender shall be construed to mean or include any other gender or genders.

11.11 HEADINGS AND CROSS-REFERENCES. The headings of this Agreement are included for convenience of reference only, and shall in no way limit or affect the meaning or interpretation of the specific provisions hereof. All cross-references to paragraphs herein shall mean the paragraphs of this Agreement unless otherwise stated or clearly required by the context. All references to Exhibits or Schedules herein shall mean the Exhibits or Schedules to this Agreement. Words such as "herein" and "hereof" shall be deemed to refer to this Agreement as a whole and not to any particular provision of this Agreement unless otherwise stated or clearly required by the context.

11.12 CHOICE OF LAWS. This Agreement is to be construed and governed by the laws of the State of Florida, except for the choice of law rules utilized in that jurisdiction.

11.13 ARBITRATION. Any dispute arising under or related to this Agreement that the parties are unable to resolve by themselves shall be settled by arbitration in Broward County, Florida, by a panel of three arbitrators. Cobra together with the Company shall each designate one disinterested arbitrator and the two arbitrators so designated shall select the third arbitrator. The persons selected as arbitrators need not be professional arbitrators, and persons such as accountants, appraisers and bankers shall be acceptable. Before undertaking to resolve the dispute, each arbitrator shall be duly sworn faithfully and fairly to hear and examine the matters in controversy and to make a just award according to the best of his or her understanding. The arbitration hearing shall be conducted in accordance with the rules of the American Arbitration Association. The written decision of a majority of the arbitrators shall be final and binding on the parties. Costs and expenses of the arbitration proceeding shall be assessed between the parties in a manner to be decided by a majority of the arbitrators, and the assessment shall be set forth in the decision and award of the arbitrators. No action at law or suit in equity based upon any claim arising out of or relating to this Agreement shall be instituted in any court by a party against another except an action to compel arbitration pursuant to this paragraph, an action to enforce the award of the arbitration panel rendered in accordance with this paragraph, or a suit for specific performance as may be specifically provided herein.

11.14 SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

11.15 THIRD PARTIES. Nothing in this Agreement, whether expressed or implied, is intended to (i) confer any rights or remedies on any person other than the parties and their respective successors and assigns, (ii) relieve or discharge the obligation or liability of any third party, or (iii) give any third party any right of subrogation or action against any party hereto.

11.16 NO INFERENCES. This agreement is the result of negotiations between the parties, and no inferences shall be drawn by reason of its having been prepared by any one of the parties.

11.17 COUNTERPARTS. This Agreement may be signed by facsimile and in counterparts with the same effect as if the signature on each counterpart were on the same instrument. Each of the counterparts, when signed, shall be deemed to be an original, and all of the signed counterparts together shall be deemed to be one and the same instrument.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date and year first above written.

WITNESS/ATTEST:                            COBRA TECHNOLOGIES, INC.

Secretary                                  By: Vito Gambelunghe, President

COMPUTER MARKETPLACE, INC.

Secretary                                  By: David Burke, President

David Burke, Sr., Individually             Betty Des Meules, Individually

Lenice Thomas, Individually                Emmanuel Spampinato

                                           MERGER SUB

Secretary                                  By:

STATE OF FLORIDA   :
                               :  ss.

COUNTY OF          :

         I CERTIFY that on              , 1999,

personally appeared before me, and this person acknowledged, to my satisfaction, that:

         (a) this person is the secretary of COBRA TECHNOLOGIES, INC., the corporation named in this document;

         (b) this person is the attesting witness to the signing of this document by the proper corporate officer, VITO GAMBELUNGHE, who is the President of the corporation;

         (c) this document was signed and delivered by the corporation as its voluntary act duly authorized by a proper resolution of its Board of Directors;

         (d) this person knows the proper seal of the corporation which was affixed to this document; and

         (e) this person signed this proof to attest to the truth of these facts.

                                   ----------------------------

Signed and sworn to before me
on                , 1999

STATE OF           :
                               :  ss.

COUNTY OF          :

BE IT remembered that on this day of , 1999, before me, the undersigned authority, personally appeared who, I am satisfied, is the person mentioned in the within instrument, to whom I first made known the contents thereof, and thereupon he signed, sealed, and delivered the same as his voluntary act and deed, for the uses and purposes therein expressed.

                                   ----------------------------

                                 SCHEDULE 3.6(A)

                           ALLOCATION OF CONSIDERATION

1.       ALLOCATION OF CASH PAID AT CLOSING

         The One Million Five Hundred Thousand Dollars ($1,500,000) to be paid at Closing shall be paid to the Company Shareholders in the following amounts:

David Burke, Sr.:
         Amount Received for Class A Shares                        $    180,556
         Amount Received for 3000 Class B Shares                   $    833,333
Lenice Thomas - Amount Received for 450 Class B Shares             $    125,000
Betty Des Meules - Amount Received for 1,000 Class B Shares        $    277,778
EMMANUEL SPAMPINATO- AMOUNT RECEIVED FOR 300 CLASS B SHARES        $     83,333
                                                                    ------------
                                                                   $  1,500,000

2.       TOTAL CONSIDERATION RECEIVED BY EACH COMPANY SHAREHOLDER

     DAVID BURKE, SR.

              Amount Received for Class B Shares        $833,333
              Amount Received for Class A Shares:
                       Cash at Closing                  $180,556
                       Cobra Stock                       1 million shares
                       Promissory Note                  $1,000,000 (subject
                                                        to adjustment as set
                                                        forth in Section 3.6
                                                        (a)(2) of the Agreement.

         LENICE THOMAS

                  Cash at Closing                                      $125,000

         BETTY DES MEULES

                  Cash at Closing                                      $277,778

         EMMANUEL SPAMPINATO

                  Cash at Closing                                      $ 83,333

                                 SCHEDULE 3.6(B)

                             FORM OF PROMISSORY NOTE

                      (To be provided and attached hereto)

                      DISCLOSURE SCHEDULES FOR THE COMPANY

DISCLOSURES MADE FOR THE PURPOSES OF THIS SECTION OF THE DISCLOSURE SCHEDULES SHALL BE DEEMED TO BE DISCLOSURES FOR THE PURPOSES OF ANY OTHER RELEVANT SECTION OF THE DISCLOSURE SCHEDULES.

Merger agreement Version 6

Merger agreement Version 6

         SCHEDULE 4.3  CONSENTS AND APPROVALS

3.       Finova Capital Corporation

4.       Hewlett Packard Company

5.       Compaq Computer Corporation

6.       Microsoft Corporation

7.       Inacom Corp.

8.       Citrix Systems, Inc.

9.       3Com Corporation

10.      Shoreline Teleworks, Inc.

11.      IBM

12.      Ingram Micro, Inc.

13.      Computer Associates International, Inc.

14.      Tech Data Corporation

15.      Symantec Corporation

16.      Ingram Alliance Reseller Company

17.      United Parcel Services

         SCHEDULE 4.4  NON-CONTRAVENTION.

         See Schedule 4.3.

         SCHEDULE 4.5  ENVIRONMENTAL MATTERS

         None.

         SCHEDULE 4.6  INVENTORY

         Approximately 5% of the Inventory may be obsolete as of the date of Closing. All of the Inventory is located on the premises leased by the Company at 885 Main Street, Tewksbury, MA 01876.


         SCHEDULE 4.7  ACCOUNTS RECEIVABLE

         See Attached Schedules for Accounts Receivable as of February 28, 1999 (based on the audited financial statements as of February 28, 1999) and unaudited Accounts Receivable as of May 31, 1999.

         SCHEDULE 4.9  COMPLIANCE WITH LAWS

         None.

         SCHEDULE 4.11  LITIGATION

         None.

         SCHEDULE 4.12  ABSENCE OF CHANGES

         None.

         SCHEDULE 4.13  UNDISCLOSED LIABILITIES

         None. See attached schedule of unaudited Accounts Payable as of May 31, 1999.

         SCHEDULE 4.14  TITLE TO PROPERTIES

         None.

         SCHEDULE 4.15  LEASES

1. Lease between Daval Realty Trust as lessor and the Company as lessee for rental of Unit A-4, 885 Main Street, Tewksbury, MA.

2. Lease between Daval Realty Trust as lessor and the Company as lessee for rental of Unit A-5, 885 Main Street, Tewksbury, MA.

3. Tenant at Will Agreement between Daval Realty Trust as lessor and the Company as lessee for rental of a storage facility located at 488 Sutton Street, Building 2, North Andover, MA.

4.   Lease between Compass Financial and the Company for a 35RCT lift truck.

         SCHEDULE 4.17  MATERIAL CONTRACTS

         See Schedule 4.3 for a listing of all Material Contracts. The following contracts provide that the CHANGE OF CONTROL OF THE COMPANY MAY CONSTITUTE A DEFAULT (ABSENT CONSENT), AND/OR THAT THE VENDOR MAY terminate the contract upon a change of control: 1) Finova Capital Corporation; 2) Hewlett Packard; 3) Compaq Computer Corporation; and 4) IBM. Furthermore, all of the contracts listed in Schedule 4.3 provide that the Company must obtain consent from the vendor prior to assigning its rights and obligations under the contract. The Company has not obtained any consents with respect to change of control or assignment, except to the extent that any written consents are provided to Cobra at Closing and attached to this Schedule 4.17.

         SCHEDULE 4.19  INSURANCE

1.       Valley Forge Life Insurance
                               Policy #VITU23698
                               $150,000 ViaTerm XV
                               Policy Date - 3/5/98
                               Insured:  David Burke, Sr.

                               Beneficiary: Alice Burke (Contingent Beneficiary
                               - Computer Marketplace, Inc.).

2.       Security Connecticut

                               Policy #1101699H
                               $100,000 Lifeline I
                               Policy Date - 7/18/94
                               Insured:  David Burke, Sr.

                               Beneficiary: Alice Burke (Contingent Beneficiary
                               - Computer Marketplace, Inc.).

3.       Travelers Indemnity Co.

               Workers Compensation and Employers Liability Policy
                          Policy Date: 6/28/98-6/28/99

4.       Travelers Indemnity Co.

                               Business Property Insurance Policy
                               Policy Date:  6/28/98-6/28/99

5.       Travelers Indemnity Co.

             Commercial Excess Liability (Umbrella) Insurance Policy
                          Policy Date: 6/28/98-6/28/99

6.       Commercial Union Insurance Policy

                               Commercial Automobile Insurance Policy
                               Policy Date:  1/17/99-1/17/00

         SCHEDULE 4.20  LABOR MATTERS

         None.

         SCHEDULE 4.21  EMPLOYEE BENEFIT PLANS

1.       Life Insurance Plan.

2.       Health Insurance Plan.

3.       Accidental Death and Dismemberment Insurance Plan.

4.       401(k) Plan.

5.       Dental Insurance Plan (Section 125 Plan).

         SCHEDULE 4.22  TAX MATTERS

         None.

         SCHEDULE 4.23  FINDERS/BROKERS

         None.

         SCHEDULE 4.24  INSIDER INTERESTS

                  As set forth in Disclosure Schedule 4.15, the Company has entered into two leases with Daval Realty Trust. David Burke, Sr. is the Trustee of the Daval Realty Trust.

         SCHEDULE 4.25  INTEREST IN COMPETITORS

         None.

         SCHEDULE 4.28  BANK AND SAFE DEPOSIT ARRANGEMENTS

         1.       ANDOVER BANK

                  61 Main Street
                  Andover, MA 01810
                  Checking Account #220529604

                  Signatories:      David Burke, Sr.
                                    Emmanuel Spampinato
                                    Mary Ann Murphy
                                    Alice Burke

                  Savings Account #0040628840
                  Signatories:      David Burke, Sr.

                                    Emmanuel Spampinato
                                    Mary Ann Murphy
                                    Joseph Spampinato
                                    Kathleen Mondi

         2.       BANKBOSTON P.O. Box 2016 Boston, MA 02106

                  Checking Account #26315565
                  Signatories:      David Burke, Sr.

                                    Emmanuel Spampinato
                                    Mary Ann Murphy
                                    Lenice Thomas (to be removed)

                  Savings Account #126315565
                  Signatories:      David Burke, Sr.

                                    Emmanuel Spampinato
                                    Mary Ann Murphy
                                    Lenice Thomas (to be removed)

         3.       FAMILY BANK

                  1 Pond View Place
                  Tyngsboro, MA 01879

                  Signatories:      David Burke, Sr.
                                    Emmanuel Spampinato
                                    Mary Ann Murphy
                                    Lenice Thomas (to be removed)

         SCHEDULE 4.29  INSIDER TRANSACTIONS

                  With the exception of the lease arrangements set forth in Disclosure Schedule 4.24, none.

                         DISCLOSURE SCHEDULES FOR COBRA

         SCHEDULE 5.2   CAPITALIZATION OF COBRA

         SCHEDULE 5.3   CONSENTS AND APPROVALS

         SCHEDULE 5.4   NON-CONTRAVENTION

         SCHEDULE 5.13  LITIGATION

         SCHEDULE 5.14  UNDISCLOSED LIABILITIES

         SCHEDULE 5.16  COMPLIANCE WITH APPLICABLE LAWS

         SCHEDULE 5.17  ABSENCE OF CERTAIN CHANGES